Exhibit 99

Journal Communications Reports Second Quarter 2014 Results

Second Quarter 2014 Highlights and Changes from Second Quarter 2013:

  Revenue of $104.7 million, up 4.9%.
  Television revenue of $46.9 million, up 12.8%.
  Television retransmission revenue of $9.8 million, up 80.7%.
  Radio revenue of $20.2 million, up 1.6%
  Digital revenue of $5.4 million, up 10.0%
  Operating earnings of $17.4 million, up 34.4%.
  Diluted EPS of $0.21, compared to $0.13.

MILWAUKEE--(BUSINESS WIRE)--August 7, 2014--Journal Communications, Inc. (NYSE:JRN) today announced results for its second quarter ended June 29, 2014.

“Last week, Journal Communications announced an exciting transaction with The E.W. Scripps Company, where together we will create two publicly traded media businesses that will continue to serve their communities with a commitment to integrity, excellence, and enterprise journalism,” said Steven J. Smith, Chairman and CEO of Journal Communications.

“Today, we are focused on the second quarter of 2014 and we are pleased to report that Journal Communications revenue of $105 million grew nearly 5%, benefiting from the continued growth in television retransmission revenue.

“Digital revenue growth of 10% and radio revenue growth in the quarter were also encouraging.

“Increased revenue drove an operating earnings increase of 34% in the quarter. Earnings per share were $0.21 compared to $0.13 last year.”

Second Quarter 2014 Results

Note that unless otherwise indicated, all comparisons are to the second quarter ended June 30, 2013.

For the second quarter, revenue of $104.7 million increased 4.9%. Digital revenue of $5.4 million grew 10.0%. Operating earnings of $17.4 million increased 34.4%. Total expenses of $87.3 million were up 0.5%.

The operating margin was 16.7% for the second quarter compared to 13.0%. Adjusted EBITDA, as defined in Table 4, was $23.8 million, an increase of 18.2%.

Net earnings of $10.4 million increased 57.9%. In the second quarter, basic and diluted net earnings per share of class A and B common stock were $0.21 compared to $0.13.

Consolidated and Segment Results

The following table presents our revenue and operating earnings (loss) by segment for the second quarters of 2014 and 2013 (dollars in millions).

	Q2 2014	Q2 2013	% Change
Revenue:
Television	$ 46.9	$ 41.6	12.8
Radio	20.2	19.9	1.6
Publishing	37.6	38.4	(2.0)
Corporate eliminations	(0.0)	(0.1)	30.8
Total Revenue	$ 104.7	$ 99.8	4.9

Operating earnings (loss):
Television	$ 12.7	$ 8.4	52.0
Radio	4.1	3.8	6.2
Publishing	2.6	3.1	(14.1)
Corporate	(2.0)	(2.3)	13.7
Total operating earnings	$ 17.4	$ 13.0	34.4

Television

Revenue from television for the second quarter increased 12.8% to $46.9 million. Retransmission revenue of $9.8 million grew 80.7%. Television political advertising revenue was $1.5 million compared to $0.2 million. Local advertising revenue, excluding political, decreased 0.7%. Digital revenue, which is reported in local revenue, was $1.1 million, up 24.9%. National advertising revenue, excluding political, decreased 2.0%, primarily due to a decrease in the media advertising category. Total revenue, excluding political and retransmission revenue was $35.6 million, down 0.9%.

Operating earnings from television were $12.7 million, an increase of 52.0%. Television operating expenses increased 2.9%, or 5.3% excluding $0.7 million in acquisition costs in 2013, primarily due to increased network fees.

Radio

For the second quarter, revenue from radio increased 1.6% to $20.2 million. Radio political advertising revenue was $0.1 million in each of 2014 and 2013. Local advertising revenue, excluding political, increased 2.3%, primarily due to an increase in home products and automotive advertising. Digital revenue, which is reported in local revenue, was $0.8 million, up 14.1%. National advertising revenue, excluding political, decreased 6.3%, primarily due to a lower automotive and restaurant advertising. Excluding political revenue, total revenue was $20.1 million, up 1.5%.

Operating earnings from radio were $4.1 million compared to $3.8 million, an increase of 6.2%. Radio operating expenses increased 0.5%.

Publishing

For the second quarter, publishing revenue decreased 2.0% to $37.6 million. Retail advertising revenue decreased 1.8% driven by the loss of a large retailer in the market and lower department store spending. Classified advertising revenue decreased 6.5% driven by a decrease in real estate and employment advertising. Digital advertising revenue of $3.5 million increased 5.1%, primarily due to an increase in sponsorship revenue that offset classified employment revenue declines. Circulation revenue of $11.9 million was down 2.6% on lower volumes that off-set price increases. Other revenue of $5.5 million increased 3.9% driven by higher commercial delivery volumes.

Operating earnings from publishing were $2.6 million, a decrease of 14.1%. Total publishing expenses were $35.0 million, down 0.9%, or down 0.7% excluding workforce reduction charges of $0.6 million and $0.7 million in 2014 and 2013, respectively. Total newsprint and paper expense of $3.7 million decreased 4.6% on lower printing volumes and paper costs.

Corporate

The operating loss for the second quarter was $2.0 million compared to $2.3 million.

Non-Operating Items

For the second quarter, other expense, which primarily consists of interest expense, was $1.6 million compared to $2.1 million, reflecting lower average borrowings for the quarter.

The second quarter effective tax rate was 34.1% compared to 40.3%. The lower 2014 effective tax rate was driven by the successful settlement this quarter of state tax refund claims totaling $1.4 million, or $0.9 million after federal taxes.

Notes Payable to Banks and Cash Flows

At the end of the second quarter, total debt was $157.7 million of which $144.4 million was drawn on our senior secured credit facilities and an additional $13.3 million was outstanding in the form of unsecured subordinated notes payable to the former holders of our class C shares. Year-to-date through the second quarter, we reduced our total debt by $50.6 million as compared to the 2013 year-end. Our consolidated funded debt ratio, as defined in our credit agreement, was 1.86-to-1. Year-to-date cash from operating activities was $37.6 million compared to $24.4 million due to increased cash from working capital and higher net earnings. Year-to-date capital expenditures were $4.0 million compared to $5.5 million.

Third Quarter 2014 Outlook

In the third quarter of 2014, excluding political revenue, we expect total television revenue to be up in the low to mid-teens as compared to the third quarter of 2013. In radio, excluding political revenue, we expect revenue increases in the low-single digits as compared to the third quarter of 2013. In publishing, we anticipate revenue declines in the low-single digits as compared to the third quarter of 2013.

Conference Call and Webcast

The company will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT). To access the call, dial (866) 318-8611 (domestic) or (617) 399-5130 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 99841865. A live webcast of the second quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through August 14, 2014. Replays of the conference call will also be available through August 14, 2014. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 90453403. Pre-registration for the conference call is now available at www.journalcommunications.com/investors.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in television and radio broadcasting, publishing and digital media. We own and operate or provide services to 14 television stations and 35 radio stations in 11 states. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and several community publications in Wisconsin. Our digital media assets build on our strong publishing and broadcasting brands.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements, including, but not limited to, changes in advertising demand or the buying strategies of advertisers or the migration of advertising to the internet; changes in newsprint prices and other costs of materials; changes in federal or state laws and regulations or their interpretations (including changes in regulations governing the number and types of broadcast and cable system properties, newspapers and licenses that a person may control in a given market or in total or changes in spectrum allocation policies); changes in legislation or customs relating to the collection, management and aggregation and use of consumer information through telemarketing and electronic communication efforts; the availability of quality broadcast programming at competitive prices; changes in network affiliation agreements, including increased costs as networks seek a greater share of retransmission revenue; quality and rating of network over-the-air broadcast programs, including programs changing networks and changing competitive dynamics regarding how and when programs are made available to viewers; effects of the loss of commercial inventory resulting from uninterrupted television news coverage and potential advertising cancellations due to war or terrorist acts; and the effects of the rapidly changing nature of the publishing, broadcasting and printing industries, including general business issues, competitive issues and the introduction of new technologies. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Tables Follow

				Table No. 1
Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	Second Quarter (A)			Two Quarters (B)
	2014	2013	% Change	2014	2013	% Change

Revenue:
Television	$ 46,947	$ 41,617	12.8	$ 92,916	$ 82,428	12.7
Radio	20,179	19,854	1.6	35,405	35,720	(0.9)
Publishing	37,636	38,398	(2.0)	73,236	74,978	(2.3)
Corporate eliminations	(63)	(91)	30.8	(246)	(145)	(69.7)
Total revenue	104,699	99,778	4.9	201,311	192,981	4.3

Operating costs and expenses:
Television	21,875	20,990	4.2	45,087	42,015	7.3
Radio	8,070	8,216	(1.8)	14,277	14,594	(2.2)
Publishing	24,241	25,249	(4.0)	48,898	50,302	(2.8)
Corporate eliminations	(63)	(88)	28.4	(246)	(142)	(73.2)
Total operating costs and expenses	54,123	54,367	(0.4)	108,016	106,769	1.2

Selling and administrative expenses	33,132	32,435	2.1	63,882	64,907	(1.6)
Total operating costs and expenses
and selling and administrative
expenses	87,255	86,802	0.5	171,898	171,676	0.1

Operating earnings	17,444	12,976	34.4	29,413	21,305	38.1

Other income and (expense):
Interest expense	(1,594)	(1,907)	16.4	(3,220)	(4,040)	20.3
Other	-	(188)	N/A	-	(188)	N/A
Total other income and (expense)	(1,594)	(2,095)	23.9	(3,220)	(4,228)	23.8

Earnings from continuing operations before income taxes	15,850	10,881	45.7	26,193	17,077	53.4

Provision for income taxes	5,406	4,387	23.2	9,583	6,890	39.1

Earnings from continuing operations	10,444	6,494	60.8	16,610	10,187	63.1

Earnings from discontinued operations, net of tax	(21)	107	U	6,000	207	F

Net earnings	$ 10,423	$ 6,601	57.9	$ 22,610	$ 10,394	F

Weighted average number of shares-Class A and B common stock:
Basic	50,532,134	50,246,867		50,478,171	50,188,007
Diluted	50,690,542	50,462,970		50,657,089	50,437,111

Earnings per share:
Basic - Class A and B common stock:
Continuing operations	$ 0.21	$ 0.13		$ 0.33	$ 0.21
Discontinued operations	-	-		0.12	-
Net earnings per share - basic	$ 0.21	$ 0.13		$ 0.45	$ 0.21

Diluted - Class A and B common stock:
Continuing operations	$ 0.21	$ 0.13		$ 0.33	$ 0.21
Discontinued operations	-	-		0.12	-
Net earnings per share - diluted	$ 0.21	$ 0.13		$ 0.45	$ 0.21

(A) 2014 second quarter: March 31, 2014 to June 29, 2014
2013 second quarter: April 1, 2013 to June 30, 2013
(B) 2014 two quarters: December 30, 2013 to June 29, 2014
2013 two quarters: December 31, 2012 to June 30, 2013
U Greater than 100% unfavorable variance
F Greater than 100% favorable variance

				Table No. 2
Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	Second Quarter (A)			Two Quarters (B)
	2014	2013	% Change	2014	2013	% Change
Revenue
Television	$ 46,947	$ 41,617	12.8	$ 92,916	$ 82,428	12.7
Radio	20,179	19,854	1.6	35,405	35,720	(0.9)
Publishing	37,636	38,398	(2.0)	73,236	74,978	(2.3)
Corporate eliminations	(63)	(91)	30.8	(246)	(145)	(69.7)
	$ 104,699	$ 99,778	4.9	$ 201,311	$ 192,981	4.3

Operating earnings (loss)
Television	$ 12,725	$ 8,373	52.0	$ 23,903	$ 15,345	55.8
Radio	4,055	3,818	6.2	6,188	6,240	(0.8)
Publishing	2,632	3,065	(14.1)	3,229	3,938	(18.0)
Corporate	(1,968)	(2,280)	13.7	(3,907)	(4,218)	7.4
	$ 17,444	$ 12,976	34.4	$ 29,413	$ 21,305	38.1

Depreciation and amortization
Television	$ 3,187	$ 3,186	0.0	$ 6,439	$ 6,422	0.3
Radio	502	554	(9.4)	974	1,103	(11.7)
Publishing	1,640	1,738	(5.6)	3,372	3,485	(3.2)
Corporate	118	173	(31.8)	236	345	(31.6)
	$ 5,447	$ 5,651	(3.6)	$ 11,021	$ 11,355	(2.9)

(A) 2014 second quarter: March 31, 2014 to June 29, 2014
2013 second quarter: April 1, 2013 to June 30, 2013
(B) 2014 two quarters: December 30, 2013 to June 29, 2014
2013 two quarters: December 31, 2012 to June 30, 2013

					Table No. 3
Journal Communications, Inc.
Television, Radio and Publishing Segment Information (unaudited)
(dollars in thousands)

	Second Quarter (A)		% Change	Two Quarters (B)		% Change
	2014	2013	Total	2014	2013	Total
Television:
Total Revenue	$ 46,947	$ 41,617	12.8	$ 92,916	$ 82,428	12.7

Operating earnings	$ 12,725	$ 8,373	52.0	$ 23,903	$ 15,345	55.8

Radio:
Total Revenue	$ 20,179	$ 19,854	1.6	$ 35,405	$ 35,720	(0.9)

Operating earnings	$ 4,055	$ 3,818	6.2	$ 6,188	$ 6,240	(0.8)

Publishing:
Advertising revenue:
Retail	$ 16,079	$ 16,381	(1.8)	$ 29,901	$ 30,024	(0.4)
Classified	3,594	3,842	(6.5)	7,045	7,458	(5.5)
National	564	669	(15.7)	1,102	1,249	(11.8)
Total advertising revenue	20,237	20,892	(3.1)	38,048	38,731	(1.8)
Circulation revenue	11,879	12,194	(2.6)	23,543	24,564	(4.2)
Other revenue	5,520	5,312	3.9	11,645	11,683	(0.3)
Total revenue	$ 37,636	$ 38,398	(2.0)	$ 73,236	$ 74,978	(2.3)

Operating earnings	$ 2,632	$ 3,065	(14.1)	$ 3,229	$ 3,938	(18.0)

(A) 2014 second quarter: March 31, 2014 to June 29, 2014
2013 second quarter: April 1, 2013 to June 30, 2013
(B) 2014 two quarters: December 30, 2013 to June 29, 2014
2013 two quarters: December 31, 2012 to June 30, 2013

NOTE:

Television, radio and publishing segment information is provided to facilitate comparison of our television, radio and publishing segment results with those of other television, radio and publishing companies and is not representative of the overall business of Journal Communications or its operating results.

			Table No. 4
Journal Communications, Inc.
Reconciliation of Consolidated Net Earnings to Consolidated EBITDA and Adjusted EBITDA (unaudited)
(dollars in thousands)

	Second Quarter (A)		Two Quarters (B)
	2014	2013	2014	2013

Net earnings from continuing operations	$ 10,444	$ 6,494	$ 16,610	$ 10,187
Provision for income taxes	5,406	4,387	9,583	6,890
Total other expense, net	1,594	2,095	3,220	4,228
Depreciation	4,743	4,935	9,608	9,923
Amortization	704	716	1,413	1,432
EBITDA	$ 22,891	$ 18,627	$ 40,434	$ 32,660

Impairment of long-lived assets	-	-	-	238
Transaction costs	315	769	315	1,554
Workforce reduction charges	557	716	613	748
Adjusted EBITDA	$ 23,763	$ 20,112	$ 41,362	$ 35,200

(A) 2014 second quarter: March 31, 2014 to June 29, 2014
2013 second quarter: April 1, 2013 to June 30, 2013
(B) 2014 two quarters: December 30, 2013 to June 29, 2014
2013 two quarters: December 31, 2012 to June 30, 2013

We define EBITDA as net earnings excluding earnings from discontinued operations, net, provision for income taxes, total other expense (which is comprised of interest income and expense), depreciation, and amortization; and we define Adjusted EBITDA as EBITDA excluding non-cash impairment charges, transaction and integration-related costs, and workforce reduction charges. Our management uses EBITDA and Adjusted EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA should not be considered in isolation of, or as substitutes for, net earnings as indicators of operating performance or cash flows from operating activities as measures of liquidity. EBITDA and Adjusted EBITDA, as we calculate them, may not be comparable to EBITDA and Adjusted EBITDA reported by other companies.

		Table No. 5
Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars and shares in thousands)

	Second Quarter (A)		Two Quarters (B)
	2014	2013	2014	2013

Numerator for diluted earnings per share:
Earnings from continuing operations	10,444	6,494	16,610	10,187
Earnings from discontinued operations, net of tax	(21)	107	6,000	207
Net earnings	$ 10,423	$ 6,601	$ 22,610	$ 10,394

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	50,532	50,247	50,478	50,188
Impact of non-vested restricted shares	159	216	179	249
Adjusted weighted average shares outstanding for class A and B	50,691	50,463	50,657	50,437

Diluted earnings per share of class A and B:
Continuing operations	$ 0.21	$ 0.13	$ 0.33	$ 0.21
Discontinued operations	-	-	0.12	-
Net earnings per share - diluted	$ 0.21	$ 0.13	$ 0.45	$ 0.21

(A) 2014 second quarter: March 31, 2014 to June 29, 2014
2013 second quarter: April 1, 2013 to June 30, 2013
(B) 2014 two quarters: December 30, 2013 to June 29, 2014
2013 two quarters: December 31, 2012 to June 30, 2013

	Table No. 6
Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	June 29, 2014 (unaudited)	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 1,756	$ 1,912
Receivables, net	64,856	66,670
Inventories, net	1,828	2,191
Prepaid expenses and other current assets	4,451	3,305
Syndicated programs	2,592	2,816
Deferred income taxes	2,274	2,508
Current assets of discontinued operations	-	7,048
Total current assets	77,757	86,450
Property and equipment, net	154,911	160,549
Syndicated programs	4,131	5,162
Goodwill	121,987	124,702
Broadcast licenses	135,166	135,166
Other intangible assets, net	56,350	57,763
Deferred income taxes	16,263	20,125
Other assets	5,593	6,101
Total assets	$ 572,158	$ 596,018

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 23,228	$ 22,154
Accrued compensation	8,390	9,134
Accrued employee benefits	5,342	4,865
Deferred revenue	16,058	15,459
Syndicated programs	2,144	2,247
Accrued income taxes	6,209	3,286
Other current liabilities	5,863	5,560
Current portion of unsecured subordinated notes payable	2,656	2,656
Current portion of long-term notes payable to banks	15,000	15,000
Current portion of long-term liabilities	264	276
Current liabilities of discontinued operations	-	885
Total current liabilities	85,154	81,522
Accrued employee benefits	64,293	64,541
Syndicated programs	4,644	5,741
Long-term notes payable to banks	129,375	179,950
Unsecured subordinated notes payable	10,623	10,623
Other long-term liabilities	3,808	3,554
Shareholders' equity	274,261	250,087
Total liabilities and equity	$ 572,158	$ 596,018

CONTACT:
Journal Communications, Inc.
Jason Graham
Senior Vice President – Finance, Chief Financial Officer
414-224-2884